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                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report on the financial statements of Dreyfus Capital Value Fund, Inc. dated November 13, 1995, included in this Registration Statement Form N-1A of Comstock Partners Funds, Inc.



                                            /s/ ERNST & YOUNG LLP


                                              ERNST & YOUNG LLP


New York, New York
February 9, 1996